         ===============================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)
                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
                        [ ] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                       UNIVERSAL AMERICAN FINANCIAL CORP.
         ---------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------
     (5)  Total fee paid:
          ---------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ---------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          ---------------------------------------------------------

     (3)  Filing Party:
          ---------------------------------------------------------

     (4)  Date Filed:
          ---------------------------------------------------------

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 3, 2003

TO THE STOCKHOLDERS OF
UNIVERSAL AMERICAN FINANCIAL CORP.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UNIVERSAL AMERICAN FINANCIAL CORP. will be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 A.M. on Tuesday, June 3, 2003, or at any adjournment thereof (the "Annual Meeting"), for the following purposes:

         1. To elect nine directors to hold office until the next annual election of directors or until their successors are elected and qualified.

         2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 18, 2003 will be entitled to vote at the Annual Meeting.

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                                              By order of the Board of Directors

                                              JOAN M. FERRARONE
                                              Secretary

Dated: May 12, 2003
       Rye Brook, New York

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                              6 INTERNATIONAL DRIVE
                         RYE BROOK, NEW YORK 10573-1068

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 3, 2003

INFORMATION CONCERNING THE SOLICITATION

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders, or at any and all adjournments of such meeting, of UNIVERSAL AMERICAN FINANCIAL CORP. (the "Company") to be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 A.M. on Tuesday, June 3, 2003.

     The solicitation of proxies in the enclosed form is made on behalf of our Board of Directors.

     The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by us. We do not intend to solicit proxies other than by use of the mail, but certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed on May 12, 2003 to stockholders of record at the close of business on April 18, 2003.

     A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing or by voting in person. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the nominated directors.

STOCKHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholders' proposals intended to be presented at the 2004 Annual Meeting must be received by us no later than February 1, 2004, for inclusion in the proxy statement and form of proxy for that meeting.

OUTSTANDING VOTING SECURITIES

     Only stockholders of record at the close of business on April 18, 2003, are entitled to vote at the 2003 Annual Meeting. On that day, there were issued and outstanding 53,231,007 shares of Common Stock (after deducting an aggregate of 85,487 shares held in treasury). Each share has one vote. A simple majority of the total shares outstanding is required to elect directors and ratify or approve the other items being voted on at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 18, 2003 as to the number of shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our common stock ("5% Holder"),
(ii) each person who is a director of the Company or a nominee for election as such director, and (iii) all persons as a group who are directors or a nominee for election as such director and officers of the Company, and as to the percentage of outstanding shares held by them on that date. Unless otherwise indicated, each such beneficial owner holds the sole voting and investment power with respect to shares of our common stock outstanding. The common stock is the only class of voting securities outstanding.

                                                                     AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP
                                                                     --------------------
      NAME AND ADDRESS                                                                 ACQUIRABLE
             OF                                                  CURRENTLY               WITHIN      PERCENT OF
      BENEFICIAL OWNER                      STATUS               OWNED (a)             60 DAYS (b)    CLASS (c)
      ----------------                      ------               ---------             -----------   ---------
Capital Z Financial Services              5% Holder           25,086,972(e,f,h)           40,500        47.2%
Fund II, L.P. ("Capital Z")
54 Thompson Street
New York, New York 10012

Capital Z Financial Services              5% Holder              133,264                       -           *
Private Fund II, L.P.
54 Thompson Street
New York, New York 10012

Richard A. Barasch                        5% Holder,           2,564,905(d)              685,183         6.0%
6 International Drive                     Director,
Rye Brook, New York 10573                 Officer

Gary W. Bryant                            Officer                332,874                 412,500         1.4%
600 Courtland Street
Orlando, Florida 32804

Bradley E. Cooper                         Director                34,216(e)                    -           *
54 Thompson Street
New York, New York 10012

Susan S. Fleming                          Director                 6,548(f)                    -           *
54 Thompson Street
New York, New York 10012

Mark M. Harmeling                         Director                31,808                  25,000           *
108 Chestnut Street
North Reading, Massachusetts 01864

Bertram Harnett                           Director               135,951(g)               22,000           *
150 East Palmetto Park Road
Boca Raton, Florida 33432

Gary M. Jacobs                            Officer                 64,787                  50,000           *
3050 Universal Boulevard
Weston, Florida 33331

Linda H. Lamel                            Director                     -                       -           *
150 East 61st Street                      Nominee
New York, New York 10021

Patrick J. McLaughlin                     Director                39,500                  23,000           *
100 Chetwynd Drive
Rosemont, Pennsylvania 19010

Robert A. Spass                           Director                68,433(h)                    -           *
54 Thompson Street
New York, New York 10012

                                                                     AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP
                                                                     --------------------
      NAME AND ADDRESS                                                                 ACQUIRABLE
             OF                                                  CURRENTLY               WITHIN      PERCENT OF
      BENEFICIAL OWNER                      STATUS               OWNED (a)             60 DAYS (b)    CLASS (c)
      ----------------                      ------               ---------             -----------   ---------
Robert A. Waegelein                       Officer                236,640                 337,500         1.1%
6 International Drive
Rye Brook, New York 10573

William E. Wehner                         Officer                598,892                 303,000         1.7%
600 Courtland Street
Orlando, Florida 32804

Francis S. Wilson                         Director                     -                   2,970           *
30 North LaSalle Street
Chicago, Illinois 60602

Robert F. Wright                          Director               350,776                  21,000           *
57 West 57th Street
New York, New York 10019

Directors and Officers as a Group
(14 persons)                                                   4,465,330               1,855,153        11.5%

--------------------

*    Percent of class is less than 1%

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security.

(b) Options to purchase shares that are presently or will become exercisable within 60 days.

(c) The percentages are based on the 53,231,007 shares of common stock outstanding (after deducting an aggregate of 85,487 shares held in treasury) as of April 18, 2003 plus common stock issuable with respect to options held by the person whose percentage of ownership is being calculated which are presently or will become exercisable within 60 days.

(d) Includes the following shares of which Mr. Barasch disclaims beneficial ownership: 1,021,728 shares of common stock which are held directly by, or in trust for, members of his immediate family; and 409,561 shares of common stock which are held in an irrevocable trust for the benefit of the family of Bertram Harnett (the "Barasch Universal Trust") of which Richard Barasch is trustee.

(e) Mr. Cooper, who is a director of the Company, is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. In addition, Mr. Cooper owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners. Ltd. Mr. Cooper disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.

(f) Ms. Fleming is a limited partner of Capital Z Partners, L.P. (the immediate general partner of Capital Z) and disclaims beneficial ownership of all shares of common stock beneficially owned by Capital Z.

(g) Does not include shares held by the Barasch Universal Trust, of which Mr. Harnett disclaims beneficial ownership.

(h) Mr. Spass, who is a director of the Company, is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. In addition, Mr. Spass owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners. Ltd. Mr. Spass disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.

1.   ELECTION OF DIRECTORS

     Our Restated Certificate of Incorporation and our By-Laws provide for a Board of Directors of not less than three members, with the number of members to be as set by our Board of Directors. Each director is elected for a term of one year, ending at the next annual meeting of our Shareholders, and until his or her successor is elected and qualifies, subject to earlier removal. Our Board of Directors has fixed the number of directors at nine. Eight of our present directors and Linda H. Lamel are nominees for election by the holders of our common stock.

     The following table sets forth certain information concerning our nominees for election as directors:

                                                 POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
         NAME                      AGE                           AND THE PAST FIVE-YEAR EMPLOYMENT HISTORY
------------------------           ---     --------------------------------------------------------------------------------
Richard A. Barasch (1)             49      Mr. Barasch has served as a Director since July 1988, as President since April
                                           1991, as Chief Executive Officer since June 1995, and as Chairman since December
                                           1997. He has served as a Director and the President of American Progressive
                                           since 1991, and he is Chairman of the Board of all of our subsidiaries. Mr.
                                           Barasch has held positions with our subsidiaries since their acquisition or organization.

Bradley E. Cooper (1)(2)           36      Mr. Cooper has served as a Director since July 1999. Mr. Cooper is a Partner and co-founder of Capital Z Management LLC, which manages Capital Z. Capital Z owns 47.4% of our outstanding stock. Prior to founding Capital Z Management LLC, Mr. Cooper served in similar roles at Insurance Partners, L.P. and International Insurance
                                           Investors, L.P. Prior to that, Mr. Cooper was an investment banker in the
                                           Financial Institutions Group at Salomon Brothers, Inc. Mr. Cooper currently serves on the board of directors of Highlands Insurance Group, CERES
                                           Group, Inc. and PXRE Group, Ltd.

Susan S. Fleming (3)               32      Ms. Fleming has served as a Director since July 1999. She is a Partner of
                                           Capital Z Management LLC, which manages Capital Z. Capital Z owns 47.4% of our outstanding stock. Prior to joining Capital Z Management LLC, Ms. Fleming served as
                                           Vice President of Insurance Partners, L.P. and was an investment banker in the Mergers and Acquisitions Financial Institutions Group at Morgan Stanley & Co. Ms. Fleming
                                           currently serves on the Board of Directors of CERES Group, Inc and PXRE Group, Ltd.

Mark M. Harmeling (3)              50      Mr. Harmeling has served as a Director since July 1990. He has also served as
                                           Director of American Progressive from 1992 to 1999. Mr. Harmeling is a Managing
                                           Director of TA Associates Realty, a pension fund advisory firm. He was previously President of Bay State Realty Advisors, a real estate management and development company. Mr. Harmeling is also a Director of Rochester Shoetree
                                           Corporation and Applied Extrusion Technologies, Inc.

Bertram Harnett (1)(3)             80      Mr. Harnett has served as a Director since 1996. Mr. Harnett has been a practicing lawyer since 1948 and has been President of the law firm of Harnett
                                           Lesnick & Ripps P.A., Boca Raton, Florida and its predecessors since 1988. He is the author of treatises on insurance law and is a former Justice of New York
                                           State Supreme Court.


                                                 POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
         NAME                      AGE                           AND THE PAST FIVE-YEAR EMPLOYMENT HISTORY
------------------------           ---     --------------------------------------------------------------------------------
Linda H. Lamel                     59      Ms. Lamel is an attorney and consultant in private practice. She was previously
                                           CEO of Claims on Line, a technology company specializing in insurance claims processing. Previous to that, Ms. Lamel was Executive Director of the Risk and
                                           Insurance Management Society, an association of corporate insurance buyers;
                                           Vice-President of TIAA-CREF heading their group insurance operation, President of the College of Insurance and Deputy Superintendent of the Insurance
                                           Department of New York.

Patrick J. McLaughlin              45      Mr. McLaughlin has served as a Director since January 1995. Mr. McLaughlin has
(1)(2)(4)(5)(6)                            been a Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Prior to that he was an Executive Vice President and Chief Investment Officer of Life
                                           Partners Group, Inc., Managing Director of Conning & Company and Senior Vice
                                           President and Chief Investment Officer of ICH Corporation. Mr. McLaughlin
                                           currently serves on the Board of Directors of UICI.

Robert A. Spass (1)                47      Mr. Spass has served as a Director since July 1999. Mr. Spass is a Partner and co-founder of Capital Z Management LLC, which manages Capital Z. Capital Z owns 47.4%
                                           of our outstanding stock. Prior to founding Capital Z Management LLC, Mr. Spass was the Managing Partner and co-founder of Insurance Partners, L.P. Prior to the formation of Insurance Partners, Mr. Spass was President and CEO of International Insurance
                                           Advisors Inc. Prior to that, Mr. Spass was a Director of Investment Banking at Salomon
                                           Brothers and a Senior Manager for Peat Marwick Main & Co. Mr. Spass serves on the board of directors of Highlands Insurance Group, Inc., Lending Tree, Inc., CERES Group, Inc.,
                                           Endurance Holdings, Inc., Aames Financial Corp. and USI Holdings Corporation.

Robert F. Wright (4)(5)(6)         77      Mr. Wright has served as a Director since June 1998. Mr. Wright has been
                                           President of Robert F. Wright Associates, Inc. since 1988. Prior to that, Mr.
                                           Wright was a senior partner of the public accounting firm of Arthur Andersen
                                           LLP. Mr. Wright is Director of Reliance Standard Life Insurance Company (and its
                                           affiliates), GVA Williams, The Navigators Group, Inc., U.S. Timberlands Company,
                                           L.P and USI Holdings Corporation.

------------------------
(1)  Member of the Executive Committee.

(2)  Member of the Investment Committee.

(3)  Member of the Compensation Committee.

(4)  Member of the Audit Committee.

(5)  Member of the Transactions Committee.

(6)  Member of the Nominating Committee.

SHAREHOLDERS' AGREEMENT

     Universal American, Capital Z, Richard Barasch (the Chairman and Chief Executive Officer of the Company) and several other shareholders of Universal American entered into a shareholders' agreement on July 30, 1999 (the "Shareholders' Agreement"). The Shareholders' Agreement requires that all proposed sales/transfers by the other shareholders who are party to the Shareholders' Agreement must first be offered to Richard Barasch and Capital Z, including its affiliates. However, pledges and some other transfers by any party to the Shareholders' Agreement of less than 1% of Universal American's outstanding common stock at any one time, or 2.5% when aggregated with the other transfers by the shareholder and his, her or its permitted transferees of Universal American's outstanding common stock, are permitted. In addition, Richard Barasch was not permitted to sell more than 3% of his holdings for a three-year period beginning July 30, 1999. The Shareholders' Agreement provides for tag-along and drag-along rights under some circumstances. "Tag-along rights" allow the holder of stock to include his, her or its stock in a sale of common stock initiated by another party to the Shareholders' Agreement. "Drag-along rights" permit a selling party to the Shareholders' Agreement to force the other parties to the Shareholders' Agreement to sell a proportion of the other holder's shares in a sale arranged by the selling shareholder.

     Under the terms of the Shareholders' Agreement, of the nine members of Universal American's board of directors, certain shareholders are permitted to nominate directors as follows: Capital Z: four, Richard Barasch: two and Universal American: two. Capital Z and Richard Barasch are each required to vote for the director(s) nominated by the other. The right of Richard Barasch to nominate directors is conditioned upon his continued employment with Universal American. In addition, the right to nominate directors is not transferable, except that Capital Z may transfer its right to a third-party buyer who acquires 10% or more of the outstanding common stock of Universal American from Capital Z.

DIRECTOR COMPENSATION

     Directors who are not our employees, except for Mr. Harnett, receive a fee of $1,000 for each meeting of the board or committee meeting attended, unless the committee meeting is held immediately prior to or after a board meeting. In addition, they will receive a retainer of $5,000 per year, payable quarterly. The Chairman of our Audit Committee and the Chairman of our Investment Committee each receive an additional fee of $15,000. In addition, directors are reimbursed for their travel and related expenses in connection with serving as our board members. In 2002, each of our directors was eligible to be granted options under our 1998 Incentive Compensation Plan, and on May 29, 2002, each eligible director was granted options to purchase 4,500 shares of common stock at an exercise price of $7.26, for a total of 36,000 options granted.

BOARD OF DIRECTOR AFFILIATIONS

     Bertram Harnett, a director of the Company, is a shareholder in Harnett, Lesnick & Ripps P.A. of Boca Raton, Florida, which was paid $693,829 in 2002 on account of its legal services to, and reimbursement for disbursements made on behalf of, the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has an Audit Committee, a Nominating Committee, a Transactions Committee, a Compensation Committee, an Investment Committee and an Executive Committee. Our Audit Committee is composed of independent directors within the meaning of the NASDAQ Listing Rules and has adopted a charter which, among other things, empowers it to consult with our independent auditors with respect to their audit plans and to review their audit report and the accompanying management letters. The Nominating Committee makes recommendations for nominees for election to the Board of Directors. Our Transactions Committee reviews and makes recommendations to our Board on certain capital and acquisition transactions entertained by us. Our Compensation Committee reviews and recommends compensation, including stock-based compensation for our officers. Our Investment Committee reviews the Company's investment policy and guidelines, reviews portfolio performance and reviews and approves all investment transactions. Our Executive

Committee has the authority to act between Board meetings on behalf of our Board, on all matters allowed by law.

     During the fiscal year ended December 31, 2002, there were six meetings of our Board of Directors, eleven meetings of our Investment Committee, six meetings of our Audit Committee, one meeting of our Nominating Committee, seven meetings of our Transactions Committee and one meeting of our Compensation Committee. Each of our incumbent directors attended more than 75% of the aggregate of the total number of meetings of our Board of Directors and of the meetings of each of our committees of which he was a member.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board oversees the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Nasdaq has proposed rule changes relating to the composition and scope of responsibilities of listed company audit committees. When final rules are adopted and approved by Nasdaq and the SEC, the Board will amend the Audit Committee charter accordingly. Each of the Audit Committee members satisfies the definition of independent director as currently provided in the Nasdaq National Market Listing Standards, and would satisfy the independence standards currently set forth in the Nasdaq's proposed rules. The Board adopted a written charter for the Audit Committee on June 7, 2000.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments and the clarity of disclosures in the financial statements. The Committee reviewed with Ernst & Young LLP, its independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Committee also discussed with Ernst & Young LLP other matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees, as amended).

     The Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board No. 1 and discussed with them their independence from management and the Company, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with Ernst & Young LLP the overall scope and plans for the respective audit. The Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal year 2002.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:
     The Audit Committee of Universal American Financial Corp.
          Robert F. Wright, Chairman
          Patrick J. McLaughlin
          Francis S. Wilson

EXECUTIVE COMPENSATION

     The following table shows the total compensation paid pursuant to employment agreements by the Company and its subsidiaries to our Chief Executive Officer and our four most highly compensated executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                                    -------------------                 ----------------------
                                                                               RESTRICTED      STOCK          ALL OTHER
   NAME, AGE AND PRINCIPAL POSITION           YEAR      SALARY      BONUS      STOCK $ (1)    OPTIONS      COMPENSATION (2)
   --------------------------------           ----      ------      -----      -----------    -------      ----------------
Richard A. Barasch (49)                       2002     $653,440   $ 735,000     $ 375,000      13,417          $ 4,000
Chairman & Chief Executive Officer            2001      509,070     718,200       307,800      25,000            3,400
                                              2000      490,000     296,400       197,600      37,500            3,400

Gary W. Bryant (53)                           2002     $304,000   $ 154,700     $ 126,300      25,000          $ 4,000
Executive Vice President & Chief Operating    2001      283,250     135,100        57,900      45,000            3,400
Officer                                       2000      278,365      68,750        68,750      37,500            3,400

Robert A. Waegelein (42)                      2002     $241,580   $ 129,500     $ 115,500      25,000          $ 4,000
Executive Vice President & Chief Financial    2001      214,240     110,600        47,400      45,000            3,400
Officer                                       2000      206,000      62,400        41,600      37,500            3,400

William E. Wehner (59)                        2002     $211,300   $  75,250     $  72,250      15,000          $ 4,000
President of Pennsylvania Life                2001      198,275      70,070        30,030      30,000            3,400
                                              2000      194,856      48,125        48,125      37,500            3,400

Gary M. Jacobs (52)(3)                        2002     $198,569   $  56,000     $  64,000      15,000          $ 4,000
President of CHCS, Inc.                       2001      182,116      28,000        12,000      20,000            3,400
                                              2000       54,473      10,000        10,000      10,000                -

------------------------
(1) Our executive officers were awarded restricted shares of our stock on various dates. These shares are shown at the fair market value of our common stock on the date of the award.

(2) The amounts in this column represent the value of our common stock contributed by us under the 401(k) plan to match contributions to the plan on behalf of the executive officer.

(3) Mr. Jacobs joined the Company in August, 2000, in connection with our acquisition of Capitated HealthCare Services, Inc.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information about options to purchase common stock granted to the executive officers named in the summary compensation table during 2002:

                            NUMBER OF          PERCENT OF
                            SECURITIES       TOTAL OPTIONS
                            UNDERLYING         GRANTED TO                                              GRANT DATE
                         OPTIONS GRANTED       EMPLOYEES           EXERCISE PRICE      EXPIRATION       PRESENT
        NAME                   (#)              IN 2002              ($/SHARE)           DATES       VALUE ($) (1)
        ----                   ---              -------              ---------           -----       -------------
Richard A. Barasch            13,417              2.6%                 $ 5.57            4/1/08         $ 29,913
Gary W. Bryant                25,000              4.8%                 $ 5.57            4/1/08           55,738
Robert A. Waegelein           25,000              4.8%                 $ 5.57            4/1/08           55,738
William E. Wehner             15,000              2.9%                 $ 5.57            4/1/08           33,443
Gary M. Jacobs                15,000              2.9%                 $ 5.57            4/1/08           33,443

------------------------
(1) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of .43, risk-free rate of return of 3.1%, dividend yield of 0%, and time to exercise of four and one half years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information about options to purchase common stock exercised by the executive officers named in the summary compensation table and the number and value of options each of those officers held on December 31, 2002:

                                                               NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                               SHARES                      OPTIONS AT FISCAL YEAR-END (#)     FISCAL YEAR-END ($) (1)
                             ACQUIRED ON       VALUE       ------------------------------     -----------------------
         NAME                EXERCISE(#)    REALIZED($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
         ----                -----------    -----------    -----------     -------------    -----------     -------------
Richard A. Barasch                -              -           630,500          342,500       $ 1,793,820       $ 814,550
Gary W. Bryant                    -              -           372,500          207,500       $ 1,079,215       $ 399,900
Robert A. Waegelein               -              -           297,500          187,500       $   853,075       $ 349,050
William E. Wehner                 -              -           272,500          152,500       $   791,275       $ 298,200
Gary M. Jacobs                    -              -            17,000           63,000       $    33,770       $  25,730

------------------------
(1) Calculated using the closing bid price on December 31, 2002 of $5.81 per share and exercise prices ranging between $2.00 and $4.09 for exercisable options and ranging between $3.15 and $6.45 for unexercisable options.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AS OF DECEMBER 31, 2002

     The compensation committee of the Board of Directors reviews and approves the compensation of the Company's executive officers (including the executive officers named in the management section below). The committee is made up of three independent, non-employee members of the board. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to:

-    attract, motivate and retain outstanding individuals;

- align the financial interests of those individuals with the interests of the Company's shareholders;

- reward those individuals for increasing levels of profit and shareholder value; and

- encourage management's stake in the long-term performance and success of the Company.

     In order to achieve these goals, the committee establishes a competitive and appropriate total compensation package for each executive officer, consisting primarily of four components - base salary, annual bonus, stock options and restricted stock awards. The committee conducts an annual review of compensation relative to other life insurance companies and companies of similar size in the financial industry.

Base Salaries

     The committee establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. Other factors considered in determining base salary include the responsibilities of the executive officer, experience, length of service and individual performance. During fiscal year 2002, base salaries of the named executive officer group increased an average of 16.0% over 2001. The committee believes that the base salaries of the current executive officers are within the competitive market range of comparable companies.

Cash Bonuses and Restricted Stock Bonuses

     The committee makes recommendations to the Board of Directors for awards of cash bonuses to the executive officers. The amount of cash bonuses and restricted stock is primarily based upon the achievement of a certain level of operating profits, but also includes criteria such as revenue production for marketing executives and expenses relative to pre-determined budgets for administrative executives. The named executive officer group's fiscal year 2002 cash bonus was 68.5% of the group's annualized base salary at the date of the award. Restricted stock is stock in the Company which the executive officer must hold for a period of time before it can be sold. The financial benefit of an award of restricted stock may not be realized by the executive officer until the restrictions can be lifted from the stock. The total restricted stock awarded to the executive officer group during fiscal year 2002 amounted to 135,201 shares, or 0.3% of the average outstanding shares of the Company during 2002.

Stock Options

     An important component of the Company's executive compensation program is the award of stock options. The committee believes that stock options motivate the executive officers to remain focused on the overall long-term performance of the Company. Generally the award of a stock option creates no financial benefit to the executive unless there is appreciation in the price of the Company's stock after the award date. A total of 93,417 stock options, representing 0.2% of the average outstanding shares of the Company, were awarded to the executive officer group during 2002.

Compensation of the Chief Executive Officer

     Mr. Barasch's compensation is governed by his employment agreement, dated July 30, 1999, which provides the Compensation Committee discretion in determining his compensation and target bonuses. Mr. Barasch's base salary for the twelve months from April 1, 2002 to March 31, 2003 was $700,000, an increase of 36% over his base salary in the prior twelve months. In addition, Mr. Barasch was awarded a bonus $1,050,000, or 150% of his base salary, based on the achievement of certain operating profit goals that had been set in the previous year. This bonus was comprised of $735,000 in cash and 56,553 shares of restricted stock. Additionally, Mr. Barasch was awarded 10,772 shares of stock, which vest over four years, and 13,417 stock options with an exercise price of $5.57. For the twelve months beginning April 1, 2003, Mr. Barasch's salary was increased by 3% to $721,000 and his target bonus was set at 150% of his base salary.

Policy on Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") provides that executive compensation in excess of $1.0 million paid to certain of its executive officers in any calendar year must be performance-based to be deductible for purposes of corporate income tax. The Compensation Committee will continue to rely on performance-based compensation programs for our executive officers. These programs will be designed to meet, in the best possible manner, future corporate business objectives. However, the Compensation Committee may award compensation that is not fully deductible if it determines that such an award is consistent with its philosophy and in the best interests of the Company and its shareholders.

                                             The Compensation Committee
                                             Mark M. Harmeling, Chairman
                                             Susan S. Fleming
                                             Francis S. Wilson

PERFORMANCE GRAPH

     The Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five year period between December 31, 1997 to December 31, 2002, with the cumulative total returns of The Nasdaq Stock Market ("NSM") and the Nasdaq Insurance Stocks ("NIS"). The comparison for each period assumes that $100 was invested on December 31, 1997 in each of the Company's Common Stock, the stocks included in The Nasdaq Stock Market Total Return Index and the stocks included in the Nasdaq Insurance Stocks Total Return Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

[LINE GRAPH]

                                                           YEAR ENDED DECEMBER 31,
                                         1997       1998      1999       2000       2001       2002
Universal American Financial Corp.      100.00      93.32    164.42     139.98     241.38     206.86
Nasdaq Stock Market                     100.00     140.99    261.48     157.42     124.89      86.34
Nasdaq Insurance Stocks                 100.00     89.09      69.10      86.78      93.02      93.75

Equity Compensation Plan Information

     The following table sets forth information relating to equity securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002:

                                                                                                  NUMBER OF SECURITIES REMAINING
                              NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE EXERCISE            AVAILABLE FOR FUTURE ISSUANCE
                               ISSUED UPON EXERCISE OF               PRICE OF                       UNDER EQUITY COMPENSATION
                                OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS, WARRANTS           PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                   WARRANTS AND RIGHTS                 AND RIGHTS                       REFLECTED IN COLUMN (a))
-------------                 --------------------------   -----------------------------          ------------------------------
                                        (a)                             (b)                                    (c)
Equity
  compensation
  plans
  approved by
  security
  holders                            5,201,742(1)                  $       3.87                             1,374,324(2)
Equity
  compensation
  plans not
  approved by
  security
  holders                              310,830(3)                  $       3.90                                     0(4)
                                     ---------                     ------------                             ---------
Total                                5,512,572                     $       3.87                             1,374,324
                                     =========                     ============                             =========

--------------
(1) Consists of shares of Universal American Financial Corp. Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1998 Incentive Compensation Plan approved by the Company's stockholders.

(2) Securities remaining available for issuance under the 1998 Incentive Compensation Plan. See below for a description of the plan. Shares may also be issued in connection with stock appreciation rights, restricted stock and other awards.

(3) Consists of shares of Universal American Financial Corp. Common Stock to be issued upon the exercise of options granted pursuant to the Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers filed on Form S-2. See below for a description of the Plans.

(4)  Plan terminated as of December 31, 2001.

INCENTIVE STOCK OPTION PLAN

     On May 28, 1998, the Company's shareholders approved its 1998 Incentive Compensation Plan (the "1998 ICP"). The 1998 ICP superseded the Company's Incentive Stock Option Plan, which had been approved by the shareholders in April 1983 and amended in May 1987, June 1989, June 1994 and June 1995. Options previously granted under the Company's Incentive Stock Option Plan will remain outstanding in accordance with their terms and the terms of the respective plans. The 1998 ICP provides for grants of stock options as well as stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards"). Executive officers, directors, and other officers and employees of the Company or any subsidiary, as well as other persons who provide services to the Company or any subsidiary, are eligible to be granted Awards under the 1998 ICP. Under the 1998 ICP and the previous Incentive Stock Option Plan, stock options ("Incentive Stock Options") are granted to provide an additional means of providing incentive to executives and other "key salaried employees" of the Company (which is defined under section 422A of the Internal Revenue Code as employees of the Company and its subsidiaries).

     Within the limits of the 1998 ICP, the Company's Board of Directors, in its discretion, determines the participants, the number of options to be granted and the purchase price and terms of each option. The price for the shares covered by each option is required to be not less than 100% of the fair market value at the date of grant. Options expire ten years from the date of grant or termination and become exercisable in installments as determined by the Board of Directors commencing one year after date of grant.

     For the year ended December 31, 2002, 571,000 Incentive Stock Options were granted at exercise prices ranging from $4.75 to $7.21. Incentive Stock Options to purchase 34,500 shares of Common Stock at exercise prices ranging from $3.15 to $6.45 were canceled or expired. Incentive Stock Options to purchase 130,630 shares of common stock were exercised at a prices ranging from $2.00 to $4.25. As of April 18, 2003, Incentive Stock Options to purchase 2,600,703 shares were exercisable, at prices ranging from $2.00 to $6.98, none of which have since been exercised.

CAREER AGENTS STOCK PLAN AND REGIONAL EQUITY PLAN FOR CAREER AGENCY MANAGERS

     In connection with the acquisition of the Pennsylvania Life, the Company adopted additional stock option plans for agents and regional managers of the Career segment. The Career agents and managers were eligible to earn stock and stock options based on new premium production at predetermined exercise prices. A total of 1,486,730 shares were eligible for award under this plan, which ended at December 31, 2001. Options and stock awarded to agents under this plan cliff vest 24 months after the end of the year of option grant and expire at the earliest of the termination date as an agent or 30 days after the option becomes exercisable.

401(k) PLAN

     Effective April 1, 1992, the Company adopted the Universal American Financial Corp. 401(k) Savings Plan ("Savings Plan"). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986. The employee is entitled to participate in the Savings Plan by contributing through payroll deduction up to 100% of the employee's compensation. Generally, up to $11,000 ($12,000 in 2003) of an employee's eligible compensation can be contributed to the Savings Plan on a pre-tax basis. The participating employee is not taxed on these contributions until they are distributed. All amounts contributed by the employees are invested in the available investment options chosen by the participant, including common stock of the Company. The Company makes matching contributions, for the benefit of participating employees, at the rate of 50% of the first 4% of eligible compensation contributed to the Savings Plan by each employee. All matching contributions are invested in the common stock of the Company until vested, at which time the employees can redirect them to the other available investment options. Employees become vested in the employer's contributions at the rate of 25% per plan year, starting at the end of the second year. The Company made matching contributions under the Savings Plan of $0.3 million in 2002, $0.3 million in 2001 and, $0.3 million in 2000. Employees are required to hold the employer contribution in Company common stock until vested, at which point the employee has the option to transfer the amount to any of the other investments available under the Savings Plan. Amounts credited to employee's accounts under the Savings Plan are invested by the employer-appointed investment committee. At December 31, 2002 and 2001, the Savings Plan held 533,732 and 468,943 shares, respectively of the Company's common stock, which represents 37.5% of total plan assets as of December 31, 2002 and 34.4% of total plan assets as of December 31, 2001. Generally, a participating employee is entitled to distributions from the Savings Plan upon termination of employment, retirement, death or disability. Savings Plan participants who qualify for distributions may receive a single lump sum, have the assets transferred to another qualified plan or individual retirement account, or receive a series of specified installment payments.

INDEPENDENT AUDITORS

     Annually, our Board of Directors appoints independent auditors to audit our financial statements, based on the recommendation of the Audit Committee. Our Board of Directors appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ended December 31, 2003. Ernst & Young LLP served as independent auditors for the Company for 2001 and 2002. The following table presents fees for services rendered by Ernst & Young LLP for each of the years ended December 31, 2002 and 2001.

                                     2002                  2001
                                     ----                  ----
Audit fees (1)                    $  988,600            $1,426,750
Audit related fees (2)                10,000                     -
Tax fees (3)                          79,645               203,370
All other fees (4)                    15,824               236,759
                                  ----------            ----------

Total fees                        $1,094,069            $1,866,879
                                  ==========            ==========

(1)  Includes $235,000 for services relating to the filing of Form S-3 in 2001.

(2)  Audit related fees were for reserve control testing.

(3)  Tax fees were for tax consultation and compliance assistance services.

(4)  All other fees were for actuarial services.

     The Audit Committee of the Board of Directors considered whether the provisions of the services covered under "All other fees" above is compatible with maintaining the independence of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

2.  OTHER MATTERS

     The Board of Directors does not intend to present to the meeting any matters not referred to in the form of Proxy. If any proposal not set forth in the Proxy Statement would be presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.

     A copy of the Annual Report has been mailed to every stockholder as of the Record Date. The Annual Report is not to be considered proxy-soliciting material.

                                            By order of the Board of Directors

                                            JOAN M. FERRARONE
                                            Secretary

Dated: May 12, 2003
       Rye Brook, New York

                        ANNUAL MEETING OF SHAREHOLDERS OF

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                                  JUNE 3, 2003

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

              - Please detach and mail in the envelope provided. -

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.Election of Directors: (TO SERVE UNTIL THE NEXT ANNUAL ELECTION OF DIRECTORS):

                                  NOMINEES

[ ] FOR ALL NOMINEES              [ ] Richard A. Barasch
                                  [ ] Bradley E. Cooper

[ ] WITHHOLD AUTHORITY            [ ] Susan S. Fleming
    FOR ALL NOMINEES              [ ] Mark M. Harmeling
                                  [ ] Bertram Harnett

[ ] FOR ALL EXCEPT                [ ] Linda H. Lamel
    (See instructions below)      [ ] Patrick J. McLaughlin
                                  [ ] Robert A. Spass
                                  [ ] Robert F. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:[ ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ELECTION OF DIRECTORS UNLESS OTHERWISE INDICATED.

Signature of Shareholder___________________________Date:_____________ Signature
of Shareholder___________________________Date:_____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                       UNIVERSAL AMERICAN FINANCIAL CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 2003

     The undersigned shareholder of Universal American Financial Corp., hereby appoints Richard Barasch and Robert Waegelein, and each of them, the proxies of the undersigned with full power of substitution, to vote, as indicated herein, all the shares of Common Stock of Universal American Financial Corp. standing in the name of the undersigned at the close of business on April 18, 2003, at the Annual Meeting of Shareholders of the Company to be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 a.m. on June 3, 2003, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, as more fully described in the Proxy Statement for the meeting.

     THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH ON THE REVERSE SIDE, UNLESS OTHERWISE INDICATED THERE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)